UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Martin Midstream Partners L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 18, 2024, Martin Midstream Partners L.P. issued the following press release:

Leading Independent Proxy Advisory Firm Glass Lewis Joins Institutional Shareholder Services in

Recommending MMLP Unitholders Vote “FOR” the Transaction with MRMC

Glass Lewis Report Highlights Robust Conflicts Committee Process,

Premium Value Delivered through Transaction and Risks Associated with Standalone Plan

MMLP Urges Unitholders to Follow the Recommendations of the Leading Proxy Advisory Services;

Vote “FOR” the Pending Transaction on WHITE Proxy Card Today

KILGORE, Texas—December 18, 2024 – Martin Midstream Partners L.P. (“MMLP”) (Nasdaq: MMLP) is pleased to announce that leading independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) joins Institutional Shareholder Services Inc (“ISS”) in recommending that unitholders vote “FOR” the pending transaction with Martin Resource Management Corporation (“MRMC”) in advance of the upcoming MMLP Special Meeting of unitholders, which is scheduled for December 30, 2024.

In its report dated December 18, 2024, Glass Lewis stated1:

•

“…we believe the Conflicts Committee undertook a reasonably comprehensive review of all available and actionable strategic alternatives, successfully negotiating a meaningful increase in the merger consideration offered by Parent. In light of the findings from the financial advisors’ valuation analyses of the Company, as well as our review of the Company’s relative performance to its peers, we believe the merger consideration represents an attractive exit valuation and premium for the Company’s unaffiliated unitholders.”

•	“…we recognize that the only available and viable alternatives for the Company were to either negotiate a going-private transaction with Parent or to continue on a standalone basis.”

•

“…the Company is not expected to make any material increases to its distributions in the near term, as it prioritizes shoring up its balance sheet. Furthermore, the Company’s limited growth prospects only serve to underscore the necessity of a near-term focus on deleveraging. Considering these circumstances, we believe that pursuing a going-private transaction at a meaningful market premium is likely to be superior alternative for the Company’s unaffiliated unitholders compared to maintaining the status quo.”

•

“…we believe that the Conflicts Committee’s efforts to negotiate improved terms demonstrate a good faith attempt to balance the interests of unaffiliated unitholders with the inherent structural limitations imposed by Parent’s control over the General Partner.”

•	“For clarity, the Dissidents are not unitholders and thus do not hold any voting rights in the Company.”

•

“…after reviewing the Dissidents’ public filings, we did not find any detailed or explicit explanation of how they expect the Company to generate the higher cash flows needed to support this optimistic standalone plan. Instead, the Dissidents make broad and generalized assertions, alluding to certain of the Company’s businesses being underappreciated and to future value that could be generated by the Company’s undeveloped assets, such as the 98 acres of owned and undeveloped land in Beaumont, Texas.”

[1]	Permission to use quotations neither sought nor obtained.

Commenting on the recommendation, MMLP issued the following statement:

We are pleased that Glass Lewis has joined leading independent proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) in supporting the unanimous recommendation of the Conflicts Committee and Board of Directors of MMLP’s General Partner (the “GP Board”) that unitholders vote “FOR” the pending transaction with MRMC. The Glass Lewis report further validates MMLP’s position that the MRMC transaction maximizes value for and is in the best interests of unitholders, including unaffiliated unitholders, by delivering immediate, certain, premium value to unitholders. Glass Lewis’ report notes the robust review process undertaken by the independent Conflicts Committee and the significant downside risks associated with continuing to operate as a standalone public company. Glass Lewis also highlights the inaccurate and misleading statements made by Nut Tree and Caspian, and the fact that they are not MMLP unitholders.

Your Vote is Important!

The Conflicts Committee and the GP Board unanimously recommend that unitholders follow the recommendation of Glass Lewis and ISS and vote “FOR” the proposal to approve the MRMC transaction using the WHITE proxy card or WHITE voting instruction form.

Please simply DISCARD any gold proxy card you may receive from Nut Tree Capital Management L.P. and Caspian Capital L.P. If you inadvertently voted using a gold proxy card, you may cancel that vote simply by voting again TODAY using the WHITE proxy card or WHITE voting instruction form. Only your latest dated vote will count!

Unitholders who have questions or would like additional information or assistance voting their units should contact MMLP’s proxy solicitor:

Innisfree M&A Incorporated

Toll-free at (877) 750-8334 (from the U.S. and Canada)

or at +1 (412) 232-3651 (from other countries)

Advisors

The Conflicts Committee engaged Munsch Hardt Kopf & Harr, P.C., Potter Anderson & Corroon LLP, and Houlihan Lokey, Inc. as its legal and financial advisors. MRMC engaged Baker Botts L.L.P. and Wells Fargo Securities, LLC as its legal and financial advisors.

About MMLP

Martin Midstream Partners L.P. (NASDAQ: MMLP) headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing, and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X (formerly known as Twitter).

About MRMC

MRMC, through its various subsidiaries, is an independent provider of marketing and distribution of hydrocarbon and hydrocarbon by-products including asphalt, diesel, natural gas liquids (“NGLs”), crude oil, base and process oils, and other bulk tank liquids. Martin Resource LLC is a wholly owned subsidiary of MRMC that does not engage in any business other than owning 100% of the equity interests in the General Partner. Cross Oil Refining & Marketing, Inc. is a wholly owned subsidiary of MRMC and is engaged in the business of providing base and process oils. Martin Product Sales LLC is a wholly owned subsidiary of MRMC and is engaged in the business of marketing and distributing commodities including asphalt, NGLs, and other petroleum based products.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). Forward-looking statements are identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “should,” “will” or similar expressions. These forward-looking statements and all references to the transaction described herein rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the ability of the parties to consummate the transaction in the anticipated timeframe or at all, including MRMC’s ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and MMLP unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (ii) uncertainties relating to MMLP’s future cash flows and operations, (iii) MMLP’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside MMLP’s control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the SEC as well as MMLP’s definitive proxy statement filed with the SEC on November 27, 2024. Forward-looking statements speak only as of the date they are made, and MMLP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION

In connection with the proposed merger, MMLP has filed with the SEC and furnished to MMLP’s unitholders the definitive proxy statement on Schedule 14A and a proxy card. MMLP, MRMC and certain of their affiliates have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. This material is not a substitute for the Merger Agreement, the proxy statement or the Schedule 13E-3 or for any other document that MMLP has filed with the SEC in connection with the proposed transaction. The final proxy statement was mailed to MMLP’s unitholders on or about November 27, 2024 to the unitholders of record as of the close of business on November 8, 2024. BEFORE MAKING ANY VOTING DECISION, MMLP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders may obtain free copies of the proxy statement and other relevant documents filed with the SEC by MMLP through the website maintained by the SEC at www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and other documents filed with the SEC by MMLP are available free of charge through MMLP’s website at www.MMLP.com, in the “Investor Relations” tab, or by contacting MMLP’s Investor Relations Department at (877) 256-6644.

PARTICIPANTS IN THE SOLICITATION

MMLP and the directors and executive officers of MMLP’s general partner, and MRMC and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from MMLP’s unitholders in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of MMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the proxy statement, as filed with the SEC on November 27, 2024, and other relevant materials filed with the SEC. Information about the directors and executive officers of MMLP’s general partner and their ownership of MMLP common units is also set forth in MMLP’s Form 10-K for the year ended December 31, 2023, as previously filed with the SEC on February 21, 2024. To the extent that their holdings of MMLP’s common units have changed since the amounts set forth in MMLP’s Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described in the paragraphs above.

Investor Relations Contact:

Sharon Taylor

Executive Vice President and Chief Financial Officer

(877) 256-6644

ir@mmlp.com

Media Contact:

Andrew Siegel / Melissa Johnson / Jenna Shinderman

Joele Frank

212.355.4449